UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

Ridgewood Energy X Fund, LLC
(Exact name of registrant as specified on its charter)

Delaware	000-53591	26-0870318
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

Registrant’s address and telephone number:
14 Philips Parkway, Montvale, NJ 07645
(800) 942-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06           Material Impairments.

On May 22, 2013, Ridgewood Energy X Fund, LLC (the “Fund”) received notification from the operator that the Staurolite Project, an exploratory well, did not have commercially productive quantities of either oil or gas and has been determined to be an unsuccessful well, or dry hole.  The Fund owns a 1.67% working interest in the Staurolite Project.

As a result of the dry hole, the Fund incurred approximately $1.9 million of leasehold and drilling charges, or dry-hole costs, during the three and six months ended June 30, 2013.  Additionally, the Fund incurred approximately $0.1 million of control of well insurance and geological costs related to this well.  The Fund does not expect this dry hole to result in any significant additional expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ENERGY X FUND, LLC

Date: May 29, 2013	By:	/s/ Kathleen P. McSherry

Kathleen P. McSherry
Executive Vice President and Chief Financial Officer